Exhibit 99(k)


                          ANNUAL SERVICER'S CERTIFICATE

                          HOUSEHOLD FINANCE CORPORATION

                              HRSI FUNDING, INC. II

             HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I

                     --------------------------------------


                  The undersigned, a duly authorized representative of Household Finance Corporation, as Servicer ("Household Finance Corporation")pursuant to the Transfer and Servicing Agreement, dated as of June 12, 2001 (the "Agreement"), among HRSI Funding, Inc. II, as transferor, Household Finance Corporation, and Household Private Label Credit Card Master Note Trust I, does hereby certify that:

                  1. Household Finance Corporation is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

                  2. The undersigned is an Authorized Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.

                  3. A review of the activities of the Servicer during the year ended December 31, 2002, and of its performance under the Agreement was conducted under my supervision.

                  4.       Based on such review, the Servicer has, to the best
         of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.
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                  5.       The following is a description of each default in the
         performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2002, which description sets forth in detail (i)the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                                      NONE

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 31st day of March, 2003.



                                       HOUSEHOLD FINANCE CORPORATION
                                         as Servicer,


                                       By: /s/ STEVEN H. SMITH
                                           --------------------------
                                           Name:  Steven H. Smith
                                           Title: Assistant Treasurer